Exhibit A
JOINT FILING AGREEMENT
The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Amendment No. 6 to Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Amendment No. 6 jointly on behalf of each such party.

Date: July 6, 2010	WESTBURY (BERMUDA) LTD.
/s/ Jim Watt
	Name:	Jim Watt
	Title:	President

Date: July 6, 2010	WESTBURY TRUST
/s/ Jim Watt
	Name:	Jim Watt
	Title:	Trustee